Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Riot Blockchain, Inc. of our report dated April 17, 2018 relating to the consolidated financial statements and financial statement schedules, which appears in Riot Blockchain, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Signed:

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Ontario
March 14, 2019